Exhibit 10.2

FOURTH AMENDMENT TO OPTION AGREEMENT

THIS FOURTH AMENDMENT (this “Fourth Amendment”) is made as of March 30, 2007, by and between SAHARA LAS VEGAS CORP., a Nevada corporation (“Optionor”), and LVTI LLC, a Delaware limited liability company (“Optionee”).

RECITALS

Whereas, Optionor and Optionee entered into that certain Option Agreement, dated as of June 24, 2006 (the “Original Agreement”);

Whereas Optionor and Optionee entered into that certain First Amendment to Option Agreement, dated as of September 13, 2006 (the “First Amendment”);

Whereas Optionor and Optionee entered into that certain Second Amendment to Option Agreement, dated as of December 15, 2006 (the “Second Amendment”);

Whereas Optionor and Optionee into that certain Third Amendment to Option Agreement, dated as of March 27, 2007 (the “Third Amendment” and collectively with the First Amendment, the Second Amendment and the Original Agreement, the “Agreement”); and

Whereas, Optionor and Optionee now wish to amend the Agreement as provided below in this Fourth Amendment;

WITNESSETH:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

1. Clause (ii) of Paragraph 2.2 of the Agreement is hereby amended by adding, after the words “and (c) the Purchase Price (as such term is defined in Paragraph 2.1 of this Agreement) shall be increased as more specifically set forth in Paragraph 2.1 of this Agreement”, the following words:

“; provided, further, that if Optionee makes the April 2, 2007 payment described in clause (a) above in the manner required in such clause, and Optionee makes payment of the Second Deposit on or before 5:00 pm (Pacific Daylight Time) on April 3, 2007 (the “April SD Date”), then (x) Optionee shall have no obligation to make the May 1 Payment and (y) the Purchase Price shall not be increased, as more specifically set forth in Paragraph 2.1 of this Agreement”

2. The first sentence in Paragraph 2.1 of the Agreement is amended by adding, after the words “then the Purchase Price shall be increased to Four Hundred Seventy-Five Million Dollars ($475,000,000.00) subject to any adjustments as set forth in this Agreement”, the following words:

“; provided, further, that if Optionee makes the April 2, 2007 payment of Two Hundred Fifty Thousand Dollars ($250,000.00) as described in clause (ii) of Paragraph 2.2 of this Agreement, and Optionee pays the Second Deposit on the April SD Date (as such term is defined in clause (ii) of Paragraph 2.2 of this Agreement), then the Purchase Price shall not be increased to Four Hundred Seventy-Five Million Dollars ($475,000,000.00), but shall remain Four Hundred Fifty Million Dollars ($450,000,000.00) subject to any adjustments as set forth in this Agreement.”

3. Except as amended hereby, the Agreement is unchanged and as amended hereby the Agreement shall remain in full force and effect.

[Remainder of Page Intentionally Blank. Signatures on Following Page.]

IN WITNESS WHEREFORE, the parties hereto have executed this Fourth Amendment as of the date first hereinabove written.

OPTIONOR:	OPTIONEE:

SAHARA LAS VEGAS CORP. a Nevada Corporation	LVTI LLC, a Delaware limited liability company

By:	By:	MLVT LLC,
Name: Title:		a Delaware limited liability company its Sole Member
	By:	/s/ Christopher Milam
	Name:	Christopher Milam
	Title:	its Managing Member

GUARANTY

The undersigned hereby guarantees the performance of the obligations of Optionor under the Agreement as amended by the foregoing Fourth Amendment

GUARANTOR:

ARCHON CORPORATION, a Nevada Corporation

By:

Name:

Title

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